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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K



                            CURRENT REPORT PURSUANT
                           TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934



       Date of report (Date of earliest event reported): October 18, 1995




                            ADVANCE ROSS CORPORATION
             (Exact name of Registrant as Specified in its Charter)

                                   DELAWARE
                          (State or other Jurisdiction
                               of Incorporation)

             0-21822                                  36-3878407
           (Commission                             (I.R.S. Employer
           File Number)                           Identification No.)



233 SOUTH WACKER DRIVE, SUITE 9700, CHICAGO, ILLINOIS        60606-6502
      (Address of Principal Executive Offices)               (Zip Code)

                                (312) 382-1100
                         Registrant's Telephone Number,
                              Including Area Code

                                NOT APPLICABLE
                         (Former name, former address
                          and former fiscal year, if
                          changed from last report)
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ITEM 5. OTHER EVENTS.

        On October 18, 1995, Advance Ross Corporation (the "Company") announced that CUC International Inc. ("CUC") will acquire all of the Company's outstanding common stock, which announcement is described more fully in a press release dated October 18, 1995, a copy of which is attached hereto as Exhibit 001.

        In addition, all shares of the Company's Preferred Stock ("Preferred Stock"), issued and outstanding immediately prior to the effective time of the merger (other than shares owned by CUC, the Company or any wholly owned subsidiary of CUC or the Company), will be converted into that number of shares of CUC International Common Stock equal to the quotient obtained by dividing:
(x) the sum of $27.50, plus all accumulated, accrued and unpaid dividends in respect of each such share (excluding dividends that, at the effective time, have been declared with a record date prior to the effective time but having a payment date after the effective time), by (y) the Average Stock Price (as defined in the Agreement and Plan of Merger, dated October 17, 1995).

        No fractional shares of CUC International Common Stock will be issued in the merger to holders of the Company's common stock or Preferred Stock. Accordingly, if the Company reasonably determines that the aggregate amount of cash to be received by all holders of the Preferred Stock, in lieu of fractional share interests, would exceed 20% of the value of the aggregate consideration to be received by all holders of the Preferred Stock at the effective time, then, in lieu of the conversion in the merger of shares of the Preferred Stock into shares of CUC International Common Stock, the Company shall redeem the Preferred Stock in accordance with the redemption provisions of the Advance Ross Restated Certificate of Incorporation.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c)     Exhibits

 NUMBER                               DESCRIPTION
 001                                  Press Release dated October 18,
                                      1995.





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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          ADVANCE ROSS CORPORATION


Dated:  October 25, 1995                  By:  /s/ RANDY M. JOSEPH
                                               ------------------------
                                               Randy M. Joseph
                                               Vice-President, Chief Financial
                                               Officer, Treasurer





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